Exhibit 23 to 1998 10-K



                       CONSENT OF INDEPENDENT ACCOUNTANTS



Boundless Corporation

We hereby consent to the incorporation by reference in the registration statements of Boundless Corporation on Form S-8 (File Nos. 33-95846, 33-81106 and 33-86896) of our report dated February 12, 1999 (except for Note 17 as to which the date is April 14, 1999) on our audits of the consolidated financial statements and schedules of Boundless Corporation and Subsidiaries, which report is included in this Annual Report on Form 10-K for the year ended December 31, 1998.




BDO Seidman, LLP


Melville, New York
April 15, 1999